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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Spherion Corporation (formerly Interim Services Inc.) on Form S-8 of our report dated February 15, 2000, appearing in the Annual Report on Form 10-K of Interim Services Inc. for the year ended December 31, 1999.

/s/ DELOITTE & TOUCHE LLP
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    DELOITTE & TOUCHE LLP



Fort Lauderdale, Florida
October 18, 2000